Madden Asset Management LLC

Code of Ethics and Personal Trading Policy

January 2010

1.	Introduction

Rule 204A-1 under the Investment Advisers Act of 1940 (“Advisers Act”) requires all investment advisors registered with the Securities and Exchange Commission (“SEC”) to adopt codes of ethics that set forth standards of conduct and require compliance with federal securities laws. This code of ethics (“Code”) is intended to reflect fiduciary principles that govern the conduct of Madden Asset Management, LLC (“MAM”) and its supervised persons in those situations where MAM acts as an investment advisor as defined under the Advisers Act in providing investment advice to clients (“advisory clients”).  It consists of an outline of policies regarding several key areas: standards of conduct and compliance with laws, rules and regulation, protection of material non-public information and personal securities trading.  It also consists of specific information and guidance that is provided in company-wide policies and procedures, including the Compliance Manual and the RIA Compliance Program.

Given MAM’s role as sub-adviser to a mutual fund, this Code has also been designed to comply with the requirements of Rule 17j-l of the Investment Company Act of 1940 (“1940 Act”) which requires that each investment adviser of a Fund adopt a written Code of Ethics.

2. Standards of Conduct

In general, those subject to this Code owe a fiduciary duty to Clients, which includes ensuring that one’s personal affairs, including personal securities transactions, are conducted in a manner which avoids: (i) serving one’s own personal interests ahead of Clients, (ii) taking inappropriate advantage of one’s position with MAM; and (iii) any actual or potential conflicts of interest or any abuse of one’s position of trust and responsibility.

With regard to MAM’s service as Investment Adviser to the mutual fund, Rule 17j-1 imposes additional duties.  Under Rule 17j-1, it is unlawful for certain persons, including any officer, director or trustee of the fund or Adviser, in connection with the purchase or sale by such person of a security “held or to be acquired” by the fund:

•	To employ any device, scheme or artifice to defraud the Fund;

•
To make any untrue statement of a material fact to the Trust or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

•	To engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Fund; or

•	To engage in any manipulative practice with respect to the Fund.

3. The Code Covers These Employees

The Code covers all “supervised persons.”  In addition, a subset of these supervised persons, known as “access persons” must comply with specific reporting requirements.

Supervised persons include:

1.	Directors, officers, and partners of the adviser (or other persons occupying a similar status or performing similar functions)

2.	Employees of the adviser

3.	Any other person who provides advice on behalf of the adviser and is subject to the adviser’s supervision and control

Access persons include any supervised person who:

•
Has access to nonpublic information regarding any clients’ purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any fund the adviser or its control affiliates manage

•	Is involved in making securities recommendations to clients, or has access to such recommendations that are nonpublic

Because the Firm’s primary business is providing investment advice, all of the Firm’s directors, officers and partners are presumed to be access persons.

Family members.  For purposes of personal securities reporting requirements, terms such as “employee,” “account,” “supervised person,” and “access person” are defined to also include the person’s immediate family (including any relative by blood or marriage) living in the employee’s household, and any account in which he or she has a direct or indirect beneficial interest (such as a trust).  Personal securities reporting requirements do not include other individuals living in the employee’s household but partners and employees should be cognizant of the confidentiality of the business of the adviser.  Information should not be shared with others in their circle of home, friends or family.

4. Definitions

For Purposes of this Code of Ethics:

“Access Person” as defined by the Investment Adviser’s Act shall mean a supervised person who has access to nonpublic information regarding clients’ purchase or sale of securities, is involved in making securities recommendations to clients or who has access to such recommendations that are nonpublic.

“Access Person” as defined by the Investment Company Act shall mean any Advisory Person of a Fund or of a Fund’s investment adviser.  If an investment adviser’s primary business is advising Funds or other advisory clients, all of the investment adviser’s directors, officers, and general partners are presumed to be Access Persons of any Fund advised by the investment adviser.  All of a Fund’s directors, officers, and general partners are presumed to be Access Persons of the Fund.

Note:  Refer to Exhibit A for MAM’s Access Person Listing.

“Advisory Person” of a Fund or of a Fund’s investment adviser shall mean:

•
Any director, officer, general partner or employee of the Fund or investment advisor (or of any company in a control relationship to the Fund or investment advisor) who, in connection with his or her regular functions or duties, makes, participates, in or obtains information regarding, the purchase or sale of Covered Securities by a Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

•
Any natural person in a control relationship to the Fund or investment adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund.

“Investment Personnel” of a Fund or a Fund’s investment adviser shall mean:

•
Any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund.

•	Any natural person who controls the Fund or investment adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

“Family Members”:  Refer to Section 3 above.

“Beneficial Owner” shall have the meaning as that set forth in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934.  You have a “Beneficial Ownership” of a Reportable Security when you or a member of your “immediate family” living in the same household, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares:

•	Investment power or discretion in respect to a Reportable Security (the power or discretion to direct the purchase or sale of a Reportable Security); or
•	The opportunity, directly or indirectly, to profit or share in the gains, losses, dividends or interest obtained from a Reportable Security transaction.

“Immediate family” means son, daughter (including a legally adopted child) or any descendants of either, stepson or stepdaughter, son‐in‐law, daughter‐in‐law, father or mother or any ancestor of either, stepfather or stepmother, mother‐in‐law or father‐in‐law, siblings or siblings‐in‐law, and spouse or “domestic partner.”

“Domestic partner” means a person, 18 years of age or older:

•	To whom you are neither married nor related;
•	With whom you live in the same residence and intend to do so indefinitely; and
•	With whom you have an exclusive committed relationship

“Reportable Fund” as defined by the Investment Advisers Act shall have the same meaning as it does in Rule 204A-1 and generally means (1) any fund for which the Company serves as an investment adviser (including sub-adviser), including closed-end funds and open-end funds and (2) any fund whose investment adviser or principal underwriter controls the Company, is controlled by the Company, or is under common control with the Company.

Note:  Refer to Exhibit B for a list of Reportable Funds.

“Reportable Security” means any:
•	Stock
•	Shares of any mutual fund advised or sub‐advised by MAM, LLC
•	Shares of any closed‐end fund (a limited structured fund that raises a fixed amount of capital through an initial public offering traded on a stock exchange) or exchange traded fund (“ETF”)
•	Shares of any “Limited Offering”
•	Interests in limited partnerships and limited liability companies
•	Note
•	Treasury stock
•	Security future
•	Bond, debenture or evidence of indebtedness
•	Municipal bond or interest in a Section 529 plan
•	Certificate of interest or participation in any profit‐sharing agreement
•	Collateral‐trust certificate, voting‐trust certificate, pre‐organization certificate or subscription
•	Transferable share
•	Investment contract (which may include an interest in a limited partnership or a limited liability company)
•	Certificate of deposit for a security versus a certificate of deposit offered by a bank
•	Fractional undivided interest in oil, gas, or other mineral rights
•
Any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), including those entered into on a national securities exchange relating to foreign currencies

•	In general, any interest or instrument commonly known as a “security”
•	Certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing

Reportable Security does NOT include:
•	Direct obligations of the U.S. Government, such as U.S. bonds or treasuries;
•	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short‐term debt instruments (including repurchase agreements);
•
Shares issued by unit investment trusts that are invested exclusively in one or more open‐end investment companies (such as some variable annuities or other variable life insurance products) where none of the open‐end investment companies are advised or sub‐advised by MAM, LLC

•	Shares of registered open‐end investment companies or series where MAM, LLC does not act as an investment adviser or sub‐adviser.

Special Note: “Open‐end investment companies” are commonly referred to as “mutual funds” and can be distinguished from closed‐end funds and exchange‐traded funds based on the fact that open‐end investment companies, unlike closed‐end funds and exchange‐traded funds, stand ready to redeem their shares and typically do not trade on a stock exchange.

“Reportable Account” is an account at a broker, dealer, bank or other financial institution in which transactions in Reportable Securities may be executed. These accounts include Section 529 plans and retirement plan accounts, such as 401(k) and 403(b) plans, if the account can execute transactions in a Reportable Security.

Special Note:  A Reportable Account does not include an account held directly with an open‐end investment company that is not advised or sub‐advised by MAM, LLC .

“Advisory Person” of a Fund or of a Fund’s investment adviser means:

1.
Any director, officer, general partner or employee of the Fund or investment advisor (or of any company in a control relationship to the Fund or investment advisor) who, in connection with his or her regular functions or duties, makes, participates, in or obtains information regarding, the purchase or sale of Covered Securities by a Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

2.
Any natural person in a control relationship to the Fund or investment adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund.

“Client” refers to any person or entity for which MAM manages investments or otherwise acts as investment adviser.

“Control” has the same meaning as in section 2(a)(9) of the Act.

“Directly or Indirectly” refers to any transaction involving:

•	Any other securities of the same issuer; and

•
Any derivative security or other instrument relating to the same security or any other security of the same issuer, including any option to purchase or sell the security, any security convertible into or exchangeable into the security, and any related futures contract.

“Discretionary Account” means a Reportable Account over which:

•	You or a Family Member has no direct or indirect influence or control and

•	A person or entity not subject to the Code has sole investment power.

“Fund” means an investment company registered under the Investment Company Act.

“Initial Public Offering” means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

“Limited Offering” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to rule 504, rule 505, or rule 506 under the Securities Act of 1933.

“Purchase or sale of a Reportable Security” includes, among other things, the writing of an option to purchase or sell a Reportable Security.

5. Conflicts of Interest

Conflicts among Client Interests.  Conflicts of interest may arise where the Firm or its supervised persons have reason to favor the interests of one client over another client (e.g., larger accounts over smaller accounts; accounts compensated by performance fees over accounts compensated differently; accounts in which employees have made material personal investments; accounts of close friends or relatives of supervised persons).  Favoritism of one group of clients over another is prohibited under the Code.

Competing with Client Trades.  The Code prohibits access persons from using knowledge about pending or currently considered securities transactions for clients to profit personally (directly or indirectly) as a result of such transactions, including by purchasing or selling such securities for their own, their family’s or their friends’ accounts or by relaying such information to others for their use.

Disclosure of Personal Interest.  Investment personnel are prohibited from recommending, implementing or considering any securities transaction for a client without first disclosing any material beneficial ownership, business or personal relationship, or other material interest in the issuer or its affiliates, to an appropriate designated person.  This designated person for MAM shall be the Chief Compliance Officer.  If such designated person deems the disclosed interest to present a material conflict, the investment personnel may not participate in any decision-making process regarding the securities of that issuer.

6. Confidentiality

All information concerning the identity of security holdings and financial circumstances of all clients (both current and former) or prospective clients is confidential.  This also applies to all Limited Partners in the Partnership.

All information about clients (and Limited Partners) must be kept in strict confidence, including the client’s identity (unless the client consents), the client’s financial situation, the client’s security holdings, and advice furnished to the client by the Firm.

7. Protection of Material Nonpublic Information (i.e., Insider Trading)

As more fully discussed within our Privacy Policy, employees are expected to exercise diligence and care in maintaining and protecting our clients’ nonpublic, confidential information.

Employees are also expected not to divulge information regarding MAM’s securities recommendations or client securities holdings to any individual outside of the Firm, except

1.	As necessary to complete transactions or account changes (for example, communications with brokers and custodians);

2.	As necessary to maintain or service a client or his/her account;

3.	As permitted by law.

Refer to Exhibit G for the Firm’s Insider Trading Policy.

8. Personal Conduct

As noted above, employees are expected to conduct themselves with the utmost integrity and to avoid any actual or perceived conflict with our clients.  In this spirit, the following are required of our employees:

Gifts and Entertainment
The giving or receiving of gifts or business entertainment could give rise to a potential or actual conflict of interest, such that the gift or entertainment is provided as a kickback or quid pro quo.
For the purposes of this section:

•	“MAM Business Partner” is a Client, prospective Client or any person or entity that does, or seeks to do business with, or on behalf of, MAM.

•	“Gift” is any item, service or accommodation of value. Promotional items of nominal value that are widely distributed and display a gift giver’s logo, such as golf balls, shirts, towels, pens, etc. do not fall within the definition of “gift.”

•	“Business entertainment” is generally in the form of a social event, hospitality event, meal, leisure activity or event of like nature or purpose in which a MAM employee is in attendance as the host and a MAM Business Partner is in attendance as the guest – or vice versa.

No MAM employee may accept gifts, favors, entertainment, special accommodations or other things of material value that could influence their decision‐making or make them feel beholden to any person or firm.

No MAM employee may give or accept:

•	Any cash gifts or cash equivalents (for example, an American Express gift certificate) to or from any MAM Business Partner; or
•	Any non‐cash gift having a value of more than $100 to or from any MAM Business Partner; or
•	Extravagant or excessive entertainment to or from any MAM Business Partner.

MAM employees may provide or accept a business entertainment event, such as dinner or a sporting event, of reasonable value, if the person or entity providing the entertainment is present. If you have questions as to whether entertainment is extravagant or excessive, please consult with the Chief Compliance Officer.

The provision of gratuities to service providers to whom providing gratuities is customary is excluded from these gift giving prohibitions.

State and local ethics laws, regulations or rules may limit or prohibit the giving of gifts, entertainment or other payments to various state or local governmental entities, agencies and employees.  Additionally, the US Department of Labor limits gifts, entertainment or payments to ERISA plans, or certain officials associated with such plans.  MAM employees should consult with the Chief Compliance Officer before giving gifts, entertainment or other payments to these persons or entities.

All MAM employees are required to report gifts and entertainment received and given as outlined in the Compliance Manual.

Service as Director for an Outside Company
Any employee wishing to serve as director for an outside company (public or private) must first seek the written approval of the CCO.  The CCO, in reviewing the request, will determine whether such service is consistent with the interest of the Firm and our clients.

Outside Employment
Before accepting outside employment, which includes any business activity for which the employee receives compensation (‘Outside Employment”), all employees must obtain prior approval from the Chief Compliance Officer.  In evaluating requests for Outside Employment, the Chief Compliance
Officer will consider the following, among other, factors:

•	Whether the Outside Employment creates an actual or potential conflict of interest;
•	Whether the purpose and duties of the Outside Employment is consistent with MAM’s business;
•	Whether there is a risk that MAM will be seen as associated with the Outside Employment; and
•	Whether the employee will be involved in the financial decisions of the outside employer and the resulting risks to MAM.

Outside Business Interests
Any employee wishing to engage in business activities outside of MAM’s business must first seek written approval from the CCO and, if requested, provide periodic reports to the CCO summarizing those outside business activities.

Political Contributions
Contributions to persons in, or in the process of running, for political office should be made with caution.  MAM prohibits any employee from making a political contribution to gain, or to attempt to gain, an engagement for MAM or any affiliate.  Contributions are allowable in amounts as dictated by local, state or federal law.

Employees are prohibited from making contributions to elected officials who may have influence in awarding engagements for which MAM or any affiliate is or may be proposing.

9. Personal Trading Restrictions

Pre-clearance of Transactions
In accordance with Rule 204A-1 and Rule 17j-1 of the Investment Company Act of 1940, Access Persons must obtain prior approval for any investment in an initial public offering (IPO) or private placement.  IPO means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act. Limited Offering means an offering that is exempt from registration under the Securities Act pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act.

MAM also requires that Employees also obtain pre-approval for any investments in a fund in which MAM acts as adviser or sub-adviser.

Personal Trading Policy

MAM prohibits all employees from trading reportable securities (as defined above) in their personal accounts and also prohibits employees from purchasing any holdings in any mutual funds for which MAM acts as adviser or sub-adviser.

Exempt Transactions
The prohibition above does not apply to:

•	Involuntary Transactions. Purchases or sales of securities that are non‐volitional on the part of either the Advisory Person or a Client;
•	Dividend Reinvestments. Purchases that are part of an automatic dividend reinvestment plan;
•	Pro Rata Rights. Purchases effected upon the exercise of rights issued by the issuer proportionately to all holders of a class of its securities and sales of such rights so acquired; or
•	Systematic Investment Plans. Purchases or sales transacted through a systematic (or automatic) plan involving predetermined amounts on predetermined dates.

The prohibition also does not apply to Discretionary accounts.  However, to qualify for this exemption:

•	You must report your discretionary accounts, but need not report the securities held in these accounts.
•	You must request the Chief Compliance Officer’s approval to open any new discretionary accounts.
•
You must complete an annual certification attesting that you or your family member has had no discretion regarding any transaction made in the account and that the trustee or broker has made all investment decisions without informing you or your family member as to the transaction until after the transaction has been effected.

10. Reporting Requirements

These reporting requirements apply to all Reportable Accounts in which you have a Beneficial Ownership and in which you hold Reportable Securities.

Initial Holdings Reports

All Access Persons must provide the CCO with an Initial Holdings Report within 10 days of becoming an Access Person. The report must include a list of all reportable accounts and the holdings of all reportable securities.  The information must be current as of a date no more than 45 days prior to the date of becoming an Access Person.

NOTE:  Any new reportable brokerage accounts opened subsequent to becoming an Access Person must be promptly disclosed to the CCO.

See Exhibit C for the Initial Holdings Report.

Annual Holdings Reports

All Access Persons must submit an Annual Holdings Report by January 30.   The report must include a list of all reportable accounts and the holdings of all reportable securities as of December 31.

See Exhibit D for the Annual Holdings Report.

Quarterly Transaction Reports

All Access Persons must report, within 30 days of quarter end, any transactions in reportable securities that took place during the prior calendar quarter.  Reporting may take place by completing the Quarterly Reporting Form or by submitting brokerage account statements.

Note:  Broker statements are not required for those accounts in which you (or an immediate family member) only hold securities that are not-reportable (e.g. open end mutual funds).  However, as part of the Annual Reporting process you will be required to submit a year to date broker statement for each reportable account.

See Exhibit E for the Quarterly Reporting Form.

11. Review of Reportable Personal Security Transactions

Upon receipt of statements for reportable accounts, the CCO will review the transaction activity to confirm there were no violations of the Code or evidence of improper trading activities or conflicts of interest by the Access Person.  Broker statements are maintained by the CCO in accordance with the records retention provisions of Rule 204-2(e) of the Advisers Act.  Note:  The Independent Consultant retained by MAM will review the broker statements for the CCO.

12. Failure to Comply with the Provisions of the Code – Sanctions

Strict compliance with the provisions of this Code shall be considered a basic condition of employment with MAM. Employees are urged to seek the advice of the Chief Compliance Officer for any questions as to the application of this Code to their individual circumstances.

Violations of the Code may result in disciplinary action.  The disciplinary action may be whatever the Chief Compliance Officer and/or Managing Member deem appropriate given the situation, and may include a written warning, fines, disgorgement of profits and/or losses avoided, suspension, demotion, or termination of employment.  Violations may also be referred to civil or criminal authorities where appropriate.

13. Administration and Enforcement of the Code

Administration of the Code
The Chief Compliance Officer will administer the Code and use reasonable diligence and institute procedures reasonably necessary to review reports submitted by Advisory Persons and to prevent Code violations. Among other things, the Chief Compliance Officer or his designee will review reports against preclearance requests, transaction confirmations and account statements on a quarterly basis, and look for any violations of the Code or indications of insider trading.

Recordkeeping Policy

Records must be maintained for a minimum of two years in MAM’s main office and three additional years in an easily accessible place, for a total of five years.

The following records shall be maintained for the required document retention period:

•	A copy of each Code that has been in effect at any time during the last five years.

•	A record of any violation of the Code and any action taken as a result of such violation for five years from the end of the fiscal year in which the violation occurred.

•
A record of all written acknowledgements of receipt of the Code and amendments for each person who is currently, or within the past five years was, a supervised person. (These records must be kept for five years after the individual ceases to be a supervised person of the Firm.)

•	Holdings and transaction reports made pursuant to the Code, including any brokerage confirmation and account statements made in lieu of these reports.

•	A list of the names of persons who currently, or within the past five years, were access persons or investment personnel.

•
A record of any decision and supporting reasons for approving the acquisition of securities by access persons in limited offerings for at least five years after the end of the fiscal year in which approval was granted.

•	A record of any decisions and supporting reasons that grant supervised persons or access persons a waiver from or exception to the Code. Maintain for five years.

•	Copies of all reports provided to Senior Management regarding the annual review of the Code and a listing of any material violations. Maintain for five years.

•	A record of persons responsible for reviewing the access persons reports currently and during the previous five years.

Training and Education
MAM has designated the CCO of the Firm as the individual responsible for training and educating supervised persons regarding the Code.  Training will occur periodically and all employees are required to attend any training and/or read all applicable materials.

Annual Review
On an annual basis, the CCO will review the provisions of this Code to determine whether revisions are required so as to comply with the provisions of the Advisers Act, the Investment Company Act and SEC interpretations thereof with respect to personal securities trading by Access Persons.  Results of the review will be documented as part of the Annual Review of the Firm’s Compliance Program.  Upon request, MAM shall prepare a written report relating to this Code for the Absolute Opportunities Fund’s Board.   Such annual report shall:

•	Certify that procedures have been adopted to reasonably prevent Access Persons from violating this Code.
•
Describe any issues arising under this Code or procedures since the last report to the Board including, but not limited to, information about material violations of this Code or procedures and sanctions imposed in response to the material violations.

•	Identify any recommended changes in the existing restrictions or procedures based upon evolving industry practices or developments in applicable laws or regulations.

New Employee Acknowledgement
New employees must acknowledge they have read and understand and they must agree to comply with this Code of Ethics and Personal Trading Policy.  Refer to Exhibit F.
Annual Employee and Amendment Acknowledgements
All employees are required to acknowledge annually that they have read, understand and agree to comply with the Code, in connection with the Firm’s annual policy acknowledgement process.  Amendments will be distributed via e-mail and again, an acknowledgement must be completed and returned to the CCO.  Refer to Exhibit F.

Form ADV Disclosure
A description of our Code will be provided in the Firm’s Form ADV, Part II, Schedule F.  If requested, a copy of the complete Code will be provided to any current or prospective client or Limited Partner that makes a request.  The Firm’s Form ADV will be updated if necessary to reflect amendments to the Code.

Further Information
For further information regarding the Code of Ethics and Personal Trading Policy for Madden Asset Management, LLC please contact the Chief Compliance Officer.

Scott Madden
Madden Asset Management, LLC
One International Place
24th Floor
Boston, MA 02110
smadden@maddenasset.com

Exhibit A

Madden Asset Management, LLC
Access Person Listing

Robert Madden                                           Managing Member, Portfolio Manager, Trader

Scott Madden	Chief Operating Officer, Chief Compliance Officer, Member

Steve Colbert	Analyst

Exhibit B

Madden Asset Management, LLC

List of Reportable Funds

Absolute Opportunities Fund (Mutual Fund)

Madden Partners, LP (Partnership)

Exhibit C

Madden Asset Management, LLC
Initial Portfolio Holdings Report

Name: _________________________________

Signature: ______________________________   DATE: ______________________

Required Portfolio Holdings to Report

I am required to report holdings of all reportable securities held in accounts in which I have a direct or indirect beneficial ownership interest as described in MAM’s Code of Ethics & Personal Trading Policy.

Transactions Not Required to be Reported

I am not required to report holdings in the following securities: registered open-ended investment companies, securities issued by the United States Government, bankers’ acceptances, bank certificates of deposit, commercial paper, money market mutual funds and other money market instruments.

PORTFOLIO HOLDINGS INFORMATION

With respect to my personal accounts:

 I have no brokerage accounts.

 I confirm that I have the following non-discretionary accounts.  See attached account statements, dated within 45 days of this report, for a list of all securities.

Broker: __________________________________                                                                                     Account Number: _____________________

Broker: __________________________________                                                                                     Account Number: _____________________

Broker: __________________________________                                                                                     Account Number: _____________________

 I confirm that I have the following discretionary accounts for which the broker makes all investment decisions.

Broker: __________________________________                                                                                     Account Number: _____________________

Broker: __________________________________                                                                                     Account Number: _____________________

Broker: __________________________________                                                                                     Account Number: _____________________

Exhibit D

Madden Asset Management, LLC
Annual Portfolio Holdings Report

Name: _________________________________

Signature: ______________________________   DATE: ______________________

Required Portfolio Holdings to Report

I am required to report holdings of all reportable securities held in accounts in which I have a direct or indirect beneficial ownership interest as described in MAM’s Code of Ethics & Personal Trading Policy.

Transactions Not Required to be Reported

I am not required to report holdings in the following securities: registered open-ended investment companies, securities issued by the United States Government, bankers’ acceptances, bank certificates of deposit, commercial paper, money market mutual funds and other money market instruments.

PORTFOLIO HOLDINGS INFORMATION

With respect to my personal accounts:

 I have no brokerage accounts.

 I confirm that I have the following non-discretionary accounts.  See attached accounts statements as of December 31.

Broker: __________________________________                                                                                     Account Number: _____________________

Broker: __________________________________                                                                                     Account Number: _____________________

Broker: __________________________________                                                                                     Account Number: _____________________

 I confirm that I have the following discretionary accounts as of December 31 for which the broker makes all investment decisions .

Broker: __________________________________                                                                                     Account Number: _____________________

Broker: __________________________________                                                                                     Account Number: _____________________

Broker: __________________________________                                                                                     Account Number: _____________________

Exhibit E

Madden Asset Management, LLC
Quarterly Reporting Form

For the Quarter Ended _______________

Name:_________________________________

Signature: ______________________________   DATE: ______________________

I will complete and return this form by the 30th calendar day following quarter-end.

Required Transactions to Report
I am required to report all transactions of reportable securities* in which I have a direct or indirect beneficial ownership interest.  I am also required to report any transaction executed within an automatic investment plan that overrides a pre-determined schedule.

* “Securities” include stocks, bonds, closed-end mutual funds and exchange-traded funds.  For a complete definition, refer to Section 4 of the Code.

Transactions not Required to be Reported

I am not required to report shares of registered open-end investment companies, securities issued by the United States government, bankers’ acceptances, bank certificates of deposit, commercial paper, money market mutual funds and other money market instruments and transactions effected through an automatic investment plan as described in MAM’s Code of Ethics & Personal Trading Policy.

TRANSACTION REPORTING

Check one or more applicable boxes:

  I had no reportable transactions during the period.

   The CCO is in receipt of brokerage statements for all reportable accounts reflecting my reportable personal securities transactions.

Exhibit F

Receipt of the Code of Ethics and Personal Trading Policy

This form must be signed and returned to the Chief Compliance Officer within 10 days.

This is to acknowledge my receipt of the Code of Ethics & Personal Trading Policy for Madden Asset Management, LLC dated January 2010.  I have had the opportunity to read the procedures and have had all my questions relating to these answered by the Chief Compliance Officer.

I also acknowledge my understanding of these procedures and that I will take all necessary steps to implement them into my daily activities immediately.  I understand the severity of the requirements and also understand that failure to follow these will result in disciplinary sanctions being taken against me, up to and including termination.

I have disclosed any possible conflicts of interest that I am aware of to the Chief Compliance Officer and will provide the required reports as required.

Name

Signature                                                                                     Date

Please check one:

 Amendment to the Code of Ethics & Personal Trading Policy dated ____________

 New Employee with a start date of:  __________________

 Annual Acknowledgement

Exhibit G

Insider Trading Policy and Procedures

All members, officers and employees of the Adviser are prohibited from trading, either personally or on behalf of others, including MAM Clients such as the Funds, on the basis of material nonpublic information or communicating material nonpublic information to others in violation of the law. This conduct is frequently referred to as “insider trading.” This policy extends to activities within and outside your duties at MAM.

You must read and retain this policy. Your questions regarding this policy should be referred to the
Chief Compliance Officer. You must notify the Chief Compliance Officer immediately if you have any reason to believe that a violation of this policy has occurred or is about to occur.  The term “insider trading” generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an “insider”) or to communication of material nonpublic information to others.  The law concerning insider trading is generally understood to prohibit:

•	Trading by an insider, while in possession of material nonpublic information, or
•
Trading by a non‐insider, while in possession of material nonpublic information, where the information either was disclosed to the non‐insider in violation of an insider’s duty to keep it confidential or was misappropriated, or

•	Communicating material nonpublic information to others.

Who is an Insider?

The concept of “insider” is broad, and includes a company’s officers, directors, trustees and employees. A person can be a “temporary insider” if he enters into a special confidential relationship in the conduct of a company’s affairs and as a result is given access to information solely for the company’s purposes. A temporary insider can include, among others, a company’s attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. Additionally, MAM may become a temporary insider of a company they advise or for which they perform other services. To be an insider, the company must expect the outsider to keep the disclosed nonpublic information confidential and the company’s relationship with an insider must at least imply such a duty.

What is Material Information?

Trading on inside information is not a basis for liability unless the information is material. “Material Information” generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company’s securities.

Information that officers, directors, trustees and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

Material Information also may relate to the market for a company’s securities. Information about a significant order to purchase or sell securities may, in some contexts, be deemed material. Similarly, prepublication information regarding reports in the financial press also may be deemed material. Moreover, advance reports of securities to be bought or sold by a large, influential institutional investor, such as the Trust, may be deemed material to an investment in those portfolio securities.

Advance knowledge of important proposed government regulation, for example, could also be deemed material information regarding companies in regulated industries.

What is Nonpublic Information?

Information is nonpublic until it has been broadly distributed to the public market place. For example, information is public after it has become available to the general public through a public filing with the Securities and Exchange Commission or some other governmental agency, the Dow Jones “tape” or The Wall Street Journal or some other publication of general circulation, and after sufficient time has passed so that the information has been widely distributed.

Penalties for Insider Trading

Civil and criminal penalties for trading on or communicating material nonpublic information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation.

Penalties include:

•	Civil injunctions
•	Treble damages
•	Disgorgement of profits
•	Jail sentences
•	Fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited, and
•	Fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

In addition, violations of this policy can be expected to result in serious sanctions by MAM, including dismissal of personnel.

Identifying Inside Information

Before any person covered by this policy executes any trade for himself or on the behalf of others, including the Trust, in the securities of a company about which the employee may have potential inside information, the following questions should be considered:

•
Is the information material? Is this information that an investor would consider important in making his or her investment decisions?  Is this information that would substantially affect the market price of the securities if generally disclosed?

•
Is the information nonpublic? How was the information obtained? To whom has this information been provided? Has the information been disseminated broadly to investors in the marketplace by being published in Reuters, The Wall Street Journal or other publications of general circulation? Is it on file with the Securities and Exchange Commission?

If, after consideration of the above, it is found that the information is material and nonpublic, or if the person has questions as to whether the information is material and nonpublic, the person should take the following steps before any trade is executed:

•	Report the matter immediately to the Chief Compliance Officer;
•	The securities should not be purchased or sold by the person or on behalf of others, including a Client;
•	The information should not be communicated inside or outside MAM, other than to the Chief Compliance Officer; and
•
After the issue has been reviewed, the Chief Compliance Officer will instruct the person as to whether to continue the prohibitions against trading and communication, or allowing the trade and communication of the information.

Contacts with Public Companies

Contacts with public companies represent an important part of our research efforts.  The Firm may make investment decisions on the basis of conclusions formed through such contacts and analysis of publicly-available information.  While you must be especially alert to sensitive information, you may consider information received directly from a company representative to be public information unless you know or have reason to believe that such information is not generally available to the investing public. In addition, information you receive from company representatives during a conference call that is open to the investment community is public.  The disclosure of this type of information is covered by SEC Regulation FD.

Difficult legal issues arise, however, when, in the course of contacts with public companies, an Employee or other person subject to this Code becomes aware of material, non-public information.  This could happen, for example, if a company’s Chief Financial Officer prematurely discloses quarterly results to a portfolio manager, or an investor relations representative makes a selective disclosure of adverse news to a handful of investors.  In such situations, the Company must make a judgment as to its further conduct.  To protect yourself, your investors and the Company, you should contact the CCO immediately if you believe that you may have received material, non-public information.

Tender Offers

Tender offers represent a particular concern in the law of insider trading for two reasons. First, tender offer activity often produces extraordinary gyrations in the price of the target company’s securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the Securities and Exchange Commission has adopted a rule which expressly forbids trading and “tipping” while in possession of material, nonpublic information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either. Persons subject to this policy should exercise particular caution any time they become aware of nonpublic information relating to tender offers.

Safeguards to Confidentiality

All associated persons should take the following steps to safeguard the confidentiality of inside information:

(a)	Do not discuss confidential information in public places such as elevators, hallways, restrooms or at social gatherings;

(b)	To the extent practicable, limit access to the Company's offices where confidential information could be observed or overheard to Company associated persons with a business need for being in the area;

(c)	Avoid using speakerphones in areas where unauthorized persons may over hear conversations;

(d)	Where appropriate, maintain the confidentiality of investor identities by using code names or numbers for confidential projects;

(e)
Exercise care to avoid placing documents containing confidential information in areas where they may be read by unauthorized persons and store such documents in secure locations when they are not in use;

(f)	Destroy copies of confidential documents no longer needed for a project or not otherwise required to be maintained under federal securities laws; and

(g)
Associated persons engaging in meetings with corporate officers of companies for the purpose of gathering information for research reports or follow up meetings with companies shall maintain written notes of said meetings including but not limited to: (i) the names of Company representatives and of corporate officers of the subject company in attendance; (ii) the time, date and location of the meeting; (iii) the purpose of the meeting; (iv) notes of conversation between the corporate officers and Company representatives in attendance; (v) copies of any handouts or other written materials given to Company representatives in attendance.

(h)	With regards to portfolio holdings of clients that are registered investment companies, employees are prohibited from:

(i)	Disclosing the fund’s portfolio holdings to any broker/dealer or other entity for the purpose of marketing and distribution of the fund’s shares;

(ii)	Disclosing the fund’s portfolio holdings to any investor in the mutual fund;

(iii)	Disclosing the fund’s portfolio holdings to any potential investor of the mutual fund.

This restriction shall not prevent employees from disclosing all or some of the portfolio holdings to brokers for purposes of trading and portfolio management by the adviser or to other entities on a need-to-know basis (including, but not limited to prime brokers, fund custodians, fund administrators, advisers, attorneys, auditors and regulators).

The CCO has overall responsibility for developing and maintaining policies and procedures for handling inside and proprietary information and the CCO shall be responsible for the implementation of these policies and procedures.

Madden Asset Management LLC

Conflicts of Interest Certification

I hereby certify that, except as disclosed below, I am not aware of any conflicts of interest or potential conflicts of interest between the interests of Madden Asset Management, LLC (“MAM”) and any of my personal or business activities outside of my role at MAM.

I acknowledge that the questions outlined below are asked in order to identify specific areas of actual or potential conflict, and that these questions are not intended to be all inclusive.  I am aware that other circumstances may arise that I would be required to disclose.

I acknowledge that although Firm procedures indicate that I am required to complete this certification on an annual basis, I am obligated to promptly bring to the attention of the CCO any conflict or potential conflict that may arise in the interim.   [Missing Graphic Reference]

Please provide a response to each question/statement below.

List any joint ventures or any other businesses in which you participate or have any interest and include a description of each relationship.

_____           None

Response: _________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

Have you participated in any Private Placement in Public Entity (PIPE) offerings or purchased any securities in these offerings since your employment with MAM, either for your own or a related person’s account?

_____           Yes

Details: _________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

_____           No

List any publicly traded companies for which you or any relatives serve as an officer or director.

_____           None

Response: _________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

List any credit committees on which you serve.

_____           None

Response: _________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

List the names of any relatives who are employed or affiliated with a broker-dealer firm.  Include the name of the firm and a description of the position they hold.

_____           None

Response: _________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

List any gift or entertainment received by you (from brokers, custodians, vendors, clients, investors, etc.) during the past year in excess of $100 that was not previously reported to the CCO for inclusion on the gift log.  Include the approximate dollar amount.

_____           None

Response: _________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

List any gift or entertainment provided by you (to brokers, custodians, vendors, clients, investors, etc.) during the past year in excess of $100 that was not previously reported to the CCO for inclusion on the gift log.  Include the approximate dollar amount.

_____           None

Response: _________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

List any outside business activities for which you receive compensation, either directly or indirectly.

_____           None

Response: _________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

List the details of any political contributions made during the past year.

_____           None

Response: _________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

List any holdings that you, or an immediate family member, have in a Reportable Fund.

_____           None

Madden Partners, LP:  __________________________________________________________________

Absolute Opportunities Fund: ____________________________________________________________

List any other conflicts of interest or potential conflicts of interest that you feel you may be required to disclose in accordance with the Firm’s policies and procedures.

_____           None

Response:

_________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

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Signature                                                                                                Date

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